                                                                    Exhibit 99.1


                                  (LAMAR LOGO)

                            5551 CORPORATE BOULEVARD
                              BATON ROUGE, LA 70808

                       LAMAR ADVERTISING COMPANY ANNOUNCES
                      THIRD QUARTER 2003 OPERATING RESULTS

Baton Rouge, LA - Wednesday, November 5, 2003 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company's operating results for the third quarter ended September 30, 2003.

THIRD QUARTER RESULTS

Lamar reported net revenues of $211.7 million for the third quarter of 2003 versus $201.9 million for the third quarter of 2002, a 4.9% increase. Operating income for the third quarter of 2003 was $23.8 million as compared to $17.7 million for the same period in 2002. There was a net loss of $6.5 million for the third quarter of 2003 compared to a net loss of $6.0 million for the third quarter of 2002. The net loss of $6.5 million includes a loss on extinguishment of debt of $12.6 million which is described in detail below.

Adjusted EBITDA, which we refer to herein as EBITDA, (defined as operating income before depreciation and amortization and loss (gain) on disposition of assets - see reconciliation to net loss at the end of this release) for the third quarter of 2003 was $94.4 million versus $87.9 million for the third quarter of 2002, a 7.4% increase.

Free cash flow (defined as EBITDA less interest, current taxes, preferred stock dividends and total capital expenditures - see reconciliation to cash flows provided by operating activities at the end of this release) for the third quarter of 2003 was $52.4 million as compared to $39.4 million for the same period in 2002, a 33.0% increase.

On a pro forma basis, net revenue for the third quarter of 2003 increased 1.7% compared to the third quarter of 2002. Pro forma direct advertising and general and administrative expenses before corporate expenses increased 1.3% compared to the third quarter of 2002. Pro forma outdoor operating income increased 2.1% as compared to the same period in 2002. Corporate expenses decreased approximately $2.0 million compared to the third quarter of 2002. This decrease is primarily due to a $2.3 million non-cash charge in the third quarter of 2002 related to a jury verdict rendered against the Company that is now on appeal. Pro forma EBITDA increased 4.5% compared to the third quarter of 2002 before adjusting for the jury verdict mentioned above and had this charge not occurred pro forma EBITDA would have increased 1.9%. Pro forma net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2002 for acquisitions and divestitures for the same time frame as actually owned in 2003.

A table that reconciles reported results to pro forma results is included below, as well as a table that reconciles operating income to outdoor operating income.

NINE MONTHS RESULTS

Lamar reported net revenues of $604.1 million for the nine months ended September 30, 2003 versus $581.0 million for the same period in 2002, a 4.0% increase. Operating income for the nine months ended September 30, 2003 was $51.6 million as compared to $45.9 million for the same period in 2002. EBITDA increased 2.4% to $258.5 million for the nine months ended September 30, 2003 versus $252.5 million for the same period in 2002. There was a net loss of $41.0 million for the nine months ended September 30, 2003 as compared to a net loss of $22.5 million for the same period in 2002. The net loss of $41.0 million includes a loss on extinguishment of debt of $29.5 million and cumulative effect of a change in accounting principle, net of tax of $11.7 million.

Free Cash Flow for the nine months ended September 30, 2003 was $129.6 million as compared to $119.2 million for the same period in 2002, an 8.7% increase.

FINANCING HIGHLIGHTS

In July, the Company redeemed all of its outstanding 5 1/4% Convertible Notes due 2006 in aggregate principal amount of approximately $287.5 million for a redemption price equal to 103.0% of the principal amount of the notes. The redemption was funded by the issuance on June 16, 2003 of $287.5 million of 2 7/8% Convertible Notes due 2010. As a result of this redemption, the Company recorded a loss on extinguishment of debt of $12.6 million which consisted of a prepayment penalty of $8.6 million and associated debt issuance costs of approximately $4.0 million.

GUIDANCE Q4 2003

For the fourth quarter of 2003 the Company expects net revenue to be approximately $202 million. On a pro forma basis this equates to an increase of approximately 1% over the same period in 2002. On this level of net revenue, EBITDA on a proforma basis should be even to slightly up.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including the statements regarding our guidance for the fourth quarter of 2003. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the regulation of the outdoor advertising industry; (4) our need for and ability to obtain additional funding for acquisitions or operations; (5) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (6) the extent and length of the tightness in the economy generally and the demand for advertising in particular; and (7) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

USE OF NON-GAAP MEASURES

EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company's financial performance or liquidity. The Company's management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company's performance and provide investors and financial analysts a better understanding of the Company's core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

CONFERENCE CALL AND WEBCAST INFORMATION

A conference call will be held to discuss the Company's operating results Wednesday, November 5, 2003 at 10:00 a.m. eastern time. Instructions for the conference call and Webcast are provided below:

CONFERENCE CALL

ALL CALLERS:      1-706-643-3436
CONFERENCE ID #   3660090

REPLAY:           1-706-645-9291
CONFERENCE ID #   3660090

                  Will run through Tuesday, November 11, 2003 at 11:59 p.m. eastern time

WEBCAST INFORMATION

LIVE WEBCAST:     www.lamar.com
WEBCAST REPLAY:   www.lamar.com

                  Available through Tuesday, November 11, 2003 at 11:59 p.m. eastern time

GENERAL INFORMATION ON LAMAR

Lamar Advertising Company is a leading outdoor advertising company currently operating 152 outdoor advertising companies in 43 states, logo businesses in 21 states and the province of Ontario, Canada and 39 transit advertising franchises in 15 states.

Company Contact:  Keith A. Istre
                  Chief Financial Officer
                  (225) 926-1000
                  KI@lamar.com

                          LAMAR ADVERTISING COMPANY AND
                                  SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                       Three Months Ended                    Nine Months Ended
                                                         September 30,                         September 30,
                                                    2003               2002               2003               2002
                                                -------------      -------------      -------------      -------------
Net revenues                                    $     211,720      $     201,918      $     604,119      $     580,985
                                                -------------      -------------      -------------      -------------
Operating expenses (income)
       Direct advertising expenses                     74,571             71,685            219,489            205,544
       General and administrative expenses             36,098             33,721            107,615            101,853
       Corporate expenses                               6,631              8,604             18,541             21,095
       Depreciation and amortization                   70,410             70,268            207,483            206,769
       Loss (gain) on disposition of assets               242                (33)              (616)              (203)
                                                -------------      -------------      -------------      -------------
                                                      187,952            184,245            552,512            535,058
                                                -------------      -------------      -------------      -------------

       Operating income                                23,768             17,673             51,607             45,927

Other expense (income)
       Loss on extinguishment of debt                  12,566                 --             29,493                 --
       Interest income                                    (99)              (387)              (283)              (774)
       Interest expense                                21,524             27,182             67,871             81,199
                                                -------------      -------------      -------------      -------------
                                                       33,991             26,795             97,081             80,425
                                                -------------      -------------      -------------      -------------
Loss before income tax benefit  and
  cumulative effect of a change in
  accounting principle                                (10,223)            (9,122)           (45,474)           (34,498)
Income tax benefit                                     (3,715)            (3,134)           (16,172)           (12,039)
                                                -------------      -------------      -------------      -------------

Loss before cumulative effect of a change
  in accounting principle                              (6,508)            (5,988)           (29,302)           (22,459)

Cumulative effect of a change in
  accounting principle, net of tax                         --                 --            (11,679)                --
                                                -------------      -------------      -------------      -------------
Net loss                                               (6,508)            (5,988)           (40,981)           (22,459)
Preferred stock dividends                                  91                 91                273                273
                                                -------------      -------------      -------------      -------------

Net loss applicable to common stock             $      (6,599)     $      (6,079)     $     (41,254)     $     (22,732)
                                                =============      =============      =============      =============

Per common share information:
Loss before cumulative effect of a
  change in accounting principle                $       (0.06)     $       (0.06)     $       (0.29)     $       (0.23)
Cumulative effect of a change in
  accounting principle                                     --                 --              (0.11)                --
                                                -------------      -------------      -------------      -------------
Net loss                                        $       (0.06)     $       (0.06)     $       (0.40)     $       (0.23)
                                                =============      =============      =============      =============

Weighted average common shares
  Outstanding - basic and diluted                 103,251,834        101,377,147        102,472,830        100,965,349


OTHER DATA

Free Cash Flow Computation:

EBITDA                                          $      94,420      $      87,908      $     258,474      $     252,493
Interest, net                                         (21,425)           (26,795)           (67,588)           (80,425)
Current tax (expense) benefit                              50               (764)               310              4,378
Preferred stock dividends                                 (91)               (91)              (273)              (273)
Total capital expenditures                            (20,532)           (20,858)           (61,299)           (56,938)
                                                -------------      -------------      -------------      -------------
Free cash flow                                  $      52,422      $      39,400      $     129,624      $     119,235
                                                =============      =============      =============      =============


                                                            September 30,     December 31,
                                                                2003              2002
                                                            -------------     ------------
Selected Balance Sheet Data:
Cash and cash equivalents                                   $       6,492     $     15,610
Working capital                                                    91,040           95,922
Total assets                                                    3,701,153        3,888,106
Total debt (including current maturities)                       1,765,429        1,994,433
Total stockholders' equity                                      1,724,950        1,709,173
                                                            =============     ============

                                                                     Three Months Ended                  Nine Months Ended
                                                                        September 30,                      September 30,
                                                                   2003              2002              2003              2002
                                                               ------------      ------------      ------------      ------------
Other Data:

Cash flows provided by operating activities                    $     72,816      $     73,010      $    171,130      $    153,496
Cash flows used in investing activities                              42,230            39,006           183,353           128,931
Cash flows provided by (used in) financing activities               (34,786)          (15,959)            3,105            21,196


Reconciliation of Free Cash Flow to Cash Flows Provided by
  Operating Activities:

Cash flows provided by operating activities                    $     72,816      $     73,010      $    171,130      $    153,496

Changes in operating assets and liabilities                           2,415           (10,961)           26,520            29,328

Total capital expenditures                                          (20,532)          (20,858)          (61,299)          (56,938)

Preferred stock dividends                                               (91)              (91)             (273)             (273)

Other                                                                (2,186)           (1,700)           (6,454)           (6,378)
                                                               ------------      ------------      ------------      ------------
  Free cash flow                                               $     52,422      $     39,400      $    129,624      $    119,235
                                                               ============      ============      ============      ============


Reconciliation of EBITDA to Net loss:

EBITDA                                                            $    94,420      $    87,908      $   258,474      $   252,493
Less:
  Depreciation and amortization                                        70,410           70,268          207,483          206,769

  Loss (Gain) on disposition of assets                                    242              (33)            (616)            (203)
                                                                  -----------      -----------      -----------      -----------
Operating Income                                                       23,768           17,673           51,607           45,927

Less:
  Loss on extinguishment of debt                                       12,566               --           29,493               --

  Interest income                                                         (99)            (387)            (283)            (774)
  Interest expense                                                     21,524           27,182           67,871           81,199

Income tax benefit                                                     (3,715)          (3,134)         (16,172)         (12,039)
Cumulative effect of a change in accounting principle, net of
tax                                                                        --               --           11,679               --
                                                                  -----------      -----------      -----------      -----------
Net loss                                                          $    (6,508)     $    (5,988)     $   (40,981)     $   (22,459)
                                                                  ===========      ===========      ===========      ===========

                                                                  Three Months Ended
                                                                    September 30,
                                                                 2003             2002           % Change
                                                             ------------     ------------     ------------
Reconciliation of Reported Basis to Pro Forma (a) Basis:

Reported Net Revenue                                         $    211,720     $    201,918              4.9%
Acquisitions and Divestitures                                          --            6,255
                                                             ------------     ------------
Pro forma Net Revenue                                        $    211,720     $    208,173              1.7%

Reported Direct advertising and G&A expenses                 $    110,669     $    105,406              5.0%
Acquisitions and Divestitures                                          --            3,791
                                                             ------------     ------------
Pro forma Direct advertising and G&A expenses                $    110,669     $    109,197              1.3%

Reported Outdoor Operating Income                            $    101,051     $     96,512              4.7%
Acquisitions and Divestitures                                          --            2,464
                                                             ------------     ------------
Pro forma Outdoor Operating Income                           $    101,051     $     98,976              2.1%

Reported Corporate expenses                                  $      6,631     $      8,604            (22.9)%
Acquisitions and Divestitures                                          --               --
                                                             ------------     ------------
Pro forma Corporate expenses                                 $      6,631     $      8,604            (22.9)%

Reported EBITDA                                              $     94,420     $     87,908              7.4%
Acquisitions and Divestitures                                          --            2,464
                                                             ------------     ------------
Pro forma EBITDA                                             $     94,420     $     90,372              4.5%
                                                             ============     ============

(a) Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2002 for acquisitions and divestitures for the same time frame as actually owned in 2003.

                                                                  Three Months Ended
                                                                    September 30,
                                                                2003              2002
                                                            ------------      ------------
Reconciliation of Outdoor Operating Income to Operating
  Income:

Outdoor Operating Income                                    $    101,051      $     96,512

Less:  Corporate expenses                                         (6,631)           (8,604)

       Depreciation and amortization                             (70,410)          (70,268)
       Gain (loss) on disposition of assets                         (242)               33
                                                            ------------      ------------
Operating income                                            $     23,768      $     17,673
                                                            ============      ============